Exhibit 99.1

AGS Announces Selected Preliminary Fourth Quarter and Full Year 2021 Results as the Company Explores a Refinancing of its Outstanding Debt

LAS VEGAS, January 18, 2022 - PlayAGS, Incorporated (NYSE: AGS) ("AGS" or the "Company") today announced selected preliminary financial results for the fourth quarter and full year ended December 31, 2021 in conjunction with the Company’s intention to explore a refinancing of its outstanding revolving credit facility and term loan credit facilities. A refinancing transaction could include increasing the size of the Company’s revolving credit facility, extending its debt maturities and reducing its borrowing costs. Additionally, the Company could look to use a material amount of cash on the Company's balance sheet that could exceed $50 million in connection with such refinancing.

AGS President and Chief Executive Officer David Lopez said, "Our preliminary fourth quarter 2021 financial results further reflect the operating momentum we are witnessing across all three segments of our business. I continue to believe we have the best lineup of new products in our Company’s history and am excited about the opportunities that lie ahead."

	Preliminary and Unaudited Summary of the Three Months and Twelve Months Ended December 31, 2021 and 2020
	(Amounts in thousands; except Adjusted EBITDA margin)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021		2020	2021		2020
	Expected Range		Actual Reported	Expected Range		Actual Reported
Revenues:
EGM	$63,000	$65,000	$42,396	$237,000	$239,000	$151,789
Table Products	3,000	3,200	2,551	11,700	11,900	7,969
Interactive	2,400	2,600	1,675	9,900	10,100	7,249
Total Revenues	$68,400	$70,800	$46,622	$258,600	$261,000	$167,007

Net (loss) income	$(11,625)	$(6,075)	$(17,242)	$(24,750)	$(19,200)	$(85,378)

Adjusted EBITDA:
EGM	$28,000	$30,000	$19,696	$112,000	$114,000	$65,877
Table Products	1,900	2,000	1,316	6,350	6,450	3,360
Interactive	775	825	287	3,300	3,350	2,432
Total Adjusted EBITDA (1)	$30,675	$32,825	$21,299	$121,650	$123,800	$71,669
Total Adjusted EBITDA margin (1)	44.8%	46.4%	45.7%	47.0%	47.4%	42.9%

Net cash provided by operating activities	$22,000	$25,000	$16,451	$76,200	$79,200	$36,170

Free Cash Flow (1)	$5,500	$11,500	$2,353	$23,430	$29,430	$458

Total net debt leverage ratio (1)	4.3x	4.2x	7.5x	4.3x	4.2x	7.5x

(1) Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, and Total net debt leverage ratio are non-GAAP measures; see non-GAAP reconciliation below

	Preliminary and Unaudited
	Key Performance Indicators for the Three Months and Twelve Months Ended December 31, 2021 and 2020

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021		2020	2021		2020
	Expected Range		Actual Reported	Expected Range		Actual Reported
EGM Metrics:
Domestic installed base, end of period	15,850	15,950	16,268	15,850	15,950	16,268
Domestic revenue per day	$29.50	$30.50	$23.26	$29.50	$30.50	$17.66

International installed base, end of period	7,550	7,650	7,985	7,550	7,650	7,985
International revenue per day	$5.40	$5.60	$2.56	$4.40	$4.60	$2.59

Total EGM units sold	775	825	283	2,350	2,400	1,343
Domestic average sales price	$19,000	$19,500	$18,035	$18,000	$18,500	$18,068

Table Products Metrics:
Table Products Installed Base, end of period	4,625	4,725	4,254	4,625	4,725	4,254
Average monthly lease price	$215	$225	$182	$205	$215	$149

The information for the fourth quarter and fiscal year ended December 31, 2021 included in this release is preliminary, has been prepared by the Company's management, has not been reviewed or audited by the Company's auditors and represents the best estimates of management based on the information available to them as of the date of this release. The Company is in the process of completing its audit for the fiscal year ended December 31, 2021 and currently anticipates releasing its 2021 fourth quarter and full year results on March 10, 2022, after the market close. As a result, the information for the fourth quarter and fiscal year ended December 31, 2021 included in this release is subject to adjustments, and it is possible that the Company's actual reported financial results may differ from the estimates included in this release due to the completion of audit procedures and final adjustments that may arise between now and the time the Company's financial results for the fourth quarter and fiscal year ended December 31, 2021 are finalized, audited and reported. The Company cannot provide any assurances to you that when the estimated financial information for the fourth quarter and fiscal year ended December 31, 2021 presented in this release is finalized, audited and reported that such financial information will not be materially different from the information presented herein.

The Company is sharing these preliminary financial results with its prospective lenders in connection with a potential refinancing transaction. The Company has not committed to engage in any refinancing transaction and the pursuit of any refinancing transaction is subject to market conditions.

Introducing 2022 Net Leverage Target

Supported by the current operating momentum being witnessed across all three business segments, the Company is targeting to reach a net leverage ratio (Net Debt divided by trailing-12 month Adjusted EBITDA) of less than 4.0x by December 31, 2022. The Company’s net leverage ratio target does not contemplate, nor is it dependent upon, a refinancing of its outstanding indebtedness.

The Company is not providing a quantitative reconciliation of its target for trailing 12-month Adjusted EBITDA to net income (loss), which is its corresponding GAAP measure, because this GAAP measure is difficult to reliably predict or estimate without unreasonable effort due to its dependence on future uncertainties, such as the adjustments or items discussed below under the heading "Non-GAAP Financial Measures." Additionally, information that is currently not available to the Company could have a potentially unpredictable and potentially significant impact on its future GAAP financial results.

Company Overview

AGS is a global company focused on creating a diverse mix of entertaining gaming experiences for every kind of player. Our roots are firmly planted in the Class II tribal gaming market, but our customer-centric culture and remarkable growth have helped us branch out to become one of the most all-inclusive commercial gaming equipment suppliers in the world. Powered by high-performing Class II and Class III slot products, an expansive table products portfolio, highly rated social casino, real-money gaming solutions for players and operators, and best-in-class service, we offer an unmatched value proposition for our casino partners. Learn more at playags.com.

AGS Investor & Media Contacts:

Brad Boyer, Senior Vice President Corporate Operations and Investor Relations  bboyer@playags.com

Julia Boguslawski, Chief Marketing Officer jboguslawski@playags.com

©2022 PlayAGS, Inc. Products referenced herein are sold by AGS LLC or other subsidiaries of PlayAGS, Inc. Solely for convenience, marks, trademarks and trade names referred to in this press release appear without the ® and  TM  and  SM   symbols, but such references are not intended to indicate, in any way, that PlayAGS, Inc. will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensor to these marks, trademarks and trade names.

Forward-Looking Statements

This release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management's current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as "believe," "will," "may," "might," "likely," "expect," "anticipates," "intends," "plans," "seeks," "estimates," "believes," "continues," "projects," "targets" and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of AGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in AGS's performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of AGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions, the effects of COVID-19 on the Company's business and results of operations and other factors set forth under Item 1. "Business," Item 1A. "Risk Factors" in AGS's Annual Report on Form 10-K, filed with the Securities and Exchange Commission. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. AGS expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To provide investors with additional information in connection with our results as determined by generally accepted accounting principles in the United States ("GAAP"), we disclose the following non-GAAP financial measures: total Adjusted EBITDA, total Adjusted EBITDA margin, total net debt leverage ratio, and Free Cash Flow. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, cash flows, or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

Total Adjusted EBITDA

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA, which is considered a non-GAAP financial measure under the rules of the Securities and Exchange Commission.

We believe that the presentation of total Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items that we do not expect to continue at the same level in the future, as well as other items we do not consider indicative of our ongoing operating performance. Further, we believe total Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures. It also provides management and investors with additional information to estimate our value.

Total Adjusted EBITDA is not a presentation made in accordance with GAAP. Our use of the term total Adjusted EBITDA may vary from others in our industry. Total Adjusted EBITDA should not be considered as an alternative to operating income or net income. Total Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for the analysis of our results as reported under GAAP.

Our definition of total Adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income and to deduct certain gains that are included in calculating net income. However, these expenses and gains vary greatly, and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, in the case of charges or expenses, these items can represent the reduction of cash that could be used for other corporate purposes. Due to these limitations, we rely primarily on our GAAP results, such as net loss, (loss) income from operations, EGM Adjusted EBITDA, Table Products Adjusted EBITDA or Interactive Adjusted EBITDA and use Total Adjusted EBITDA only on a supplemental basis.

The total Adjusted EBITDA discussion above is also applicable to its margin measure, which is calculated as total Adjusted EBITDA as a percentage of Total Revenue.

The following table presents a reconciliation of total Adjusted EBITDA to net loss, which is the most comparable GAAP measure:

	Preliminary and Unaudited Total Adjusted EBITDA Reconciliation
	(Amounts in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021		2020	2021		2020
	Expected Range		Actual Reported	Expected Range		Actual Reported
Net (loss) income	$(11,625)	$(6,075)	$(17,242)	$(24,750)	$(19,200)	$(85,378)
Income tax (benefit) expense	(1,000)	1,000	(859)	(3,000)	(1,000)	(5,875)
Depreciation and amortization	19,000	18,000	19,369	74,500	73,500	85,722
Interest Expense, net of Interest Income and Other	11,500	9,600	10,266	45,000	43,100	43,982
Write-downs and other	2,000	1,500	523	3,000	2,500	3,329
Loss on extinguishment and modification of debt	-	-	-	-	-	3,102
Other adjustments (2)	2,500	1,400	3,266	3,400	2,300	8,618
Other non-cash charges	2,300	1,900	2,245	8,600	8,200	9,712
Non-cash stock-based compensation	6,000	5,500	3,731	14,900	14,400	8,457
Total Adjusted EBITDA	$30,675	$32,825	$21,299	$121,650	$123,800	$71,669

(2) Other adjustments are primarily composed of the following:

 • Costs and inventory and receivable valuation charges associated with the COVID-19 pandemic, professional fees incurred for projects, costs incurred related to public offerings, contract cancellation fees and other transaction costs deemed to be non-operating in nature;
        • Acquisition and integration related costs related to the purchase of businesses and to integrate operations and obtain costs synergies;
        • Restructuring and severance costs, which primarily relate to costs incurred through the restructuring of the Company’s operations from time to time and other employee severance costs recognized in the periods presented; and
        • Legal and litigation related costs, which consist of payments to law firms and settlements for matters that are outside the normal course of business.

	Preliminary and Unaudited Total Adjusted EBITDA Margin Reconciliation
	(Amounts in thousands, except Adjusted EBITDA margin)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021		2020	2021		2020
	Expected Range		Actual Reported	Expected Range		Actual Reported
Total revenues	$68,400	$70,800	$46,622	$258,600	$261,000	$167,007
Adjusted EBITDA	30,675	32,825	21,299	121,650	123,800	71,669
Adjusted EBITDA margin	44.8%	46.4%	45.7%	47.0%	47.4%	42.9%

The following table presents a reconciliation of total net debt and total net debt leverage ratio:

	Preliminary and Unaudited
	Total Net Debt Leverage Ratio Reconciliation
	(Amounts in thousands, except net debt leverage ratio)

	December 31,		December 31,
	2021		2020
	Expected Range		Actual Reported
Total principal amount of debt	$615,743	$615,743	$622,509
Less: Cash and cash equivalents	94,977	94,977	81,689
Total net debt	$520,766	$520,766	$540,820
LTM Adjusted EBITDA	$121,650	$123,800	$71,669
Total net debt leverage ratio	4.3x	4.2x	7.5x

Free Cash Flow

This schedule provides certain information regarding Free Cash Flow, which is considered a non-GAAP financial measure under the rules of the Securities and Exchange Commission.

We define Free Cash Flow as net cash provided by operating activities less cash outlays related to capital expenditures. We define capital expenditures to include purchase of intangible assets, software development and other expenditures, and purchases of property and equipment. In arriving at Free Cash Flow, we subtract cash outlays related to capital expenditures from net cash provided by operating activities because they represent long-term investments that are required for normal business activities. As a result, subject to the limitations described below, Free Cash Flow is a useful measure of our cash available to repay debt and/or make other investments.

Free Cash Flow adjusts for cash items that are ultimately within management's discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by using Free Cash Flow in combination with the GAAP cash flow numbers.

The following table presents a reconciliation of Free Cash Flow:

	Preliminary and Unaudited Free Cash Flow Reconciliation
	(Amounts in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021		2020	2021		2020
	Expected Range		Actual Reported	Expected Range		Actual Reported
Net cash provided by operating activities	$22,000	$25,000	$16,451	$76,200	$79,200	$36,170
Purchases of intangible assets	-	-	(342)	-	-	(1,756)
Software development and other expenditures	(4,500)	(3,500)	(3,013)	(15,830)	(14,830)	(11,017)
Purchases of property and equipment	(12,000)	(10,000)	(10,743)	(36,940)	(34,940)	(22,939)
Free Cash Flow	$5,500	$11,500	$2,353	$23,430	$29,430	$458